UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2015

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1007 Market Street

Wilmington, Delaware, 19899

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In advance of the anticipated spin off of The Chemours Company (“Chemours”) from E. I. du Pont de Nemours and Company on July 1, 2015, Chemours today published investor materials for use in investor discussions.

The presentation slides are available on our website at investors.chemours.com. The presentation slides, including Regulation G reconciliations, are being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Statements contained in the exhibit to this report by Chemours or management that state the expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. It is important to note that Chemours actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that Chemours has filed with the Securities and Exchange Commission.

Chemours undertakes no duty or obligation to publicly update or revise the information contained in this report, although Chemours may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission through press releases or through other public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Presentation slides, published by The Chemours Company, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark Newman
Mark Newman Senior Vice President and Chief Financial Officer

June 18, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation slides, published by The Chemours Company, dated June 18, 2015

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